SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  September 5, 2000



                          McMoRan Exploration Co.


       Delaware                  001-07791              72-1424200
    (State or other             (Commission           (IRS Employer
    jurisdiction of             File Number)          Identification
    incorporation or                                     Number)
     organization)

                           1615 Poydras Street
                      New Orleans, Louisiana  70112

   Registrant's telephone number, including area code:  (504) 582-4000


Item 5.   Other Events.

Explorations drilling - operations update

McMoRan Exploration Co. (NYSE:MMR) today provided the following update of its current exploration drilling activities:

 . In August 2000, we completed drilling the Ship Shoal Block
  296 #2 well, which delineated the reserves previously discovered by the #1 well. We are evaluating our development alternatives for the discovery at this location and expect initial production to commence by mid-2001. We operate and hold a 61.8 percent working interest and a 43.1 percent net revenue interest in the wells at Ship Shoal Block 296. Ship Shoal Block 296 covers 5,000 acres and is located in approximately 260 feet of water, 62 miles offshore Louisiana.

 . On August 26, 2000, we commenced drilling the Vermilion Block
  196 #2 exploratory well. The proposed total depth on the well is 15,000 feet and is located in 115 feet of water. We currently have a 95 percent working interest and a 71.1 percent net revenue interest in the well.

 . The Garden Banks Block 580 #1 well reached a total depth of approximately 10,330 feet in August 2000. The well was evaluated and determined not to be commercially viable and has since been plugged and abandoned. The related well costs of approximately $6.0 million will be charged to exploration expense during the third quarter of 2000.


The table below sets forth approximate information, as of September 5, 2000, with respect to exploration prospects upon which we plan to commence drilling during the remainder of 2000 and early 2001 followed by a brief description of each prospect.


                                                  Planned
                                                   Total
                                Net      Water     Depth
Field, Lease      Working     Revenue    Depth    of Well b   Gross  Estimated c
  or Well        Interest a  Interest  (in feet) (in feet)    Acres  Spud Date
---------------- ----------  --------- --------  ----------  ------- -----------
Eugene Island
Block 97            71.3%       51.3%      2       14,500     5,000   3Q 2000

Vermilion Blocks
144/145             95.0%       76.3%      8       17,500     5,937   3Q 2000 d

Grand Isle Block
2 and
West Delta Blocks
1/12/13             71.3%       48.2%     12       20,700     2,788   4Q 2000

Main Pass Block
86/97               71.3%       51.3%     69        9,500     9,989   4Q 2000

Eugene Island
Blocks 193          53.4%       41.7%    100       17,500    12,500   4Q 2000

LA State Lease
 340                54.2%       41.0%      9       18,500    29,919   4Q 2000

Onshore
Vermilion Parish    95.0% e     67.5% e    -       19,000     4,200   1Q 2001


a. Except as otherwise indicated, reflects minimum estimated working and net revenue interests assuming participation elections by others, except Halliburton.

b. Reflects currently planned target total depth, which is subject to change.

c. Tentative -- subject to change.

d. The Vermilion Block 144 #3 well will re-commence drilling prior to October 21, 2000 (see below).

e. Subject to election by a third party to assume one-half of interests shown.

_____________________

 . Eugene Island Block 97. We have identified a combination bright spot and structural play on the north portion of a north-south trending structural ridge. The south end of the ridge located on Eugene Island Block 108 has produced 178 Bcf and 3.4 MMBbls.

 . Vermilion Blocks 144/145.  As previously reported on April 18,
  2000, we reached the contracted turnkey depth of approximately 15,000 feet at the Vermilion Block 144 #3 well. We have set protective casing and have temporarily abandoned the well. These drilling activities have extended the lease expiration date by 180 days to October 2000. The estimated additional costs to reach a proposed depth of 17,500 feet are $4.7 million. We are continuing discussions with industry participants regarding their participation in our exploration program, including this well. We currently own a 95 percent working interest and a 76.3 percent net revenue in the prospect. The well is a deeper pool exploratory test of a formation below sands that have a cumulative production of 140 Bcfe. Vermilion Block 144 is directly north of where we drilled the Vermilion Block 159 CJ#1 well discovery and east of our Vermilion Block 160 unit.

 . Grand Isle Block 2 & West Delta Blocks 1/12/13. We have identified a bright spot play that contains stacked amplitudes from 17,000 to 20,000 feet total vertical depth (TVD).
  Analogs nearby are the Queen Bess Island field that produced
  262 Bcf and West Delta 17/18 that produced 159 Bcf.

 . Main Pass Blocks 86/97.  The prospect targets from 9,500 to
  10,500 feet TVD. These sands are the same stratigraphic intervals that are producing natural gas and condensate in the adjacent Main Pass Block 162.

 . Eugene Island Blocks 193.  These blocks are within a producing field that has cumulatively produced 243 Bcf and 64.6 MMBbls.
   Bright spot and structural plays have been identified on the north and south flanks of a salt dome centered in Eugene
  Island Block 208. We plan to drill the exploration wells from an existing platform. We acquired our interest in this property for approximately $0.3 million, and the assumptions of an abandonment obligation associated with existing wells and platforms at the location. As previously announced, we re-established sustained production at approximately 800 barrels per day (350 barrels per day net to our interest) from four wells in the field during June 2000.

 . Louisiana State Lease 340. We are mapping over 200 square miles of proprietary 3-D seismic data and have identified two separate prospects in the area, which covers approximately 62,000 acres. These prospects are located in an established producing area which has cumulative production totaling approximately 53.9 million barrels of oil and 5.8 Tcf of gas.

 . Onshore Vermilion Seismic Option. We entered into a seismic option covering 4,200 acres near one of the most prolific producing fields located in the coastal region of Vermilion Parish, Louisiana. This option allows us to review the geological data and acquire and map the 3-D seismic data prior to committing to drill an exploratory well. We can earn from 50 percent to 75 percent working interest under certain terms and conditions. Our objectives occur at depths of 15,500 to 18,500 feet TVD (19,000 feet measured depth). The prospect is positioned on a significant structural closure located 2.5 miles west of and separate from a large gas field that has produced nearly 2 Tcfe.

  We are evaluating our current lease inventory and are in the process of reviewing potential prospects that have lease expiration dates during 2000. This review process may add new prospects to our 2000 and 2001 drilling plans, in which case the anticipated spud dates for some of the prospects described above may change.



                            SIGNATURE
                       ------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              McMoRan Exploration Co.

                              By:   /s/ C. Donald Whitmire, Jr.
                                   -----------------------------
                                       C. Donald Whitmire, Jr.
                                    Vice President & Controller -
                                         Financial Reporting
                                      (authorized signatory and
                                    Principal Accounting Officer)

Date:  September 6, 2000